EXHIBIT 99.1

For Immediate Release
March 19, 2003

For additional information:
Contact Greg A. Steffens
President
(573) 785-1421

SOUTHERN MISSOURI BANCORP, INC. ANNOUNCES
NEW STOCK REPURCHASE PROGRAM

Poplar Bluff, Missouri - Southern Missouri Bancorp, Inc. ("Southern Missouri") (NASDAQ:SMBC) parent company of Southern Missouri Bank & Trust Co. announced its intention to repurchase an additional 58,720 shares of its own common stock, or approximately 5% of its 1,174,395 outstanding common shares. The shares will be purchased at prevailing market prices in the open market or in privately negotiated transactions over the next twelve months, subject to availability and general market conditions. Repurchased shares will be held as treasury shares to be used for general corporate purposes.